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                                                                   Exhibit 10.35


                                                November 22, 2005

Mr. Robert Cobuzzi
[address]


Dear Bob:

       Congratulations on your retirement. The purpose of this letter (the "Letter") is to confirm the terms regarding your continued employment with and retirement from Akamai Technologies, Inc. ("Akamai" or the "Company"). As more fully set forth below, Akamai desires to provide you with certain retirement benefits in exchange for certain agreements by you.

       1.     CONTINUATION OF EMPLOYMENT AND RETIREMENT.

       (i) You will remain employed on a full-time basis as Akamai's Chief Financial Officer, and your duties and compensation (including any bonus for which you may be eligible) will remain unchanged, through December 31, 2005. You will retain the title of Chief Financial Officer until such time as the Company completes its full year financial reporting and filing requirements for 2005 (which we anticipate will be completed on or about March 10, 2006); however, as of January 1, 2006, your principle duties will be to complete the Company's full-year financial reporting and filing requirements for 2005, including but not limited to, assisting on a part- to full-time basis, as needed, to finalize and file Akamai's Form 10-K for 2005.

       (ii) After such time as the Company completes its full year financial reporting and filing requirements for 2005 you will become a Special Advisor to the Chief Financial Officer, and you agree that you will be available as a consultant to provide advice and counsel regarding financial matters on an as-needed basis, as determined and requested by the CFO. You acknowledge that your employment with Akamai will terminate effective December 31, 2006 (the "Separation Date").

       (iii) Notwithstanding the foregoing, Akamai reserves the right to terminate your employment immediately and without notice, and with it any Retirement Benefits (as defined below) to which you are otherwise entitled, at any time before the Separation Date for any of the following reasons: (1) your willful and repeated failure to perform your assigned duties or to comply in any material respect with the reasonable written policies, standards or regulations of the Company; (2) your committing an act of fraud, dishonesty, embezzlement that is materially injurious to the Company, or your conviction of a felony; or
(3) your material breach of this Letter or the NDA (as defined below).

       2. RETIREMENT BENEFITS. In exchange for the mutual covenants set forth in this Letter, and subject to the conditions set forth herein, including, but not limited to, the conditions set forth in Sections 3 and 5, Akamai agrees to provide you with the following retirement benefits (the "Retirement Benefits"):

       You will remain on Akamai's payroll and receive your current base salary ($210,000 on an annualized basis) through the Separation Date. These payments, less all applicable






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November 22, 2005
Page 2



       federal, state, local and other employment-related taxes and deductions, will be made on a bi-weekly basis in accordance with Akamai's usual payroll practices. In addition, while you remain on Akamai's payroll, your stock options will continue to vest in accordance with the terms of the written stock option agreements between you and Akamai, and you will remain eligible for all Akamai medical, dental and disability insurance benefits.

       You acknowledge and agree that the Retirement Benefits provided in this Letter are not otherwise due or owing to you under any Akamai employment agreement (oral or written) or Akamai policy or practice, and that the Retirement Benefits to be provided to you are not intended to, and shall not constitute, a severance plan, and shall confer no benefit on anyone other than the parties hereto. You further acknowledge that except for (i) the specific financial consideration set forth in this Letter, (ii) payment of accrued and unused vacation time earned through the Separation Date, (iii) payment of bonuses, if any, earned for fiscal year 2005, and (iv) expense reimbursement for previously submitted expenses in accordance with Akamai's expense reimbursement policies, you are not and shall not in the future be entitled to any other compensation including, without limitation, other wages, commissions, bonuses, vacation pay, holiday pay, or any other form of compensation or benefit.

       3. CONFIDENTIALITY/NON-SOLICITATION/OTHER OBLIGATIONS BY YOU. You expressly acknowledge and agree to the following:

       (i) no later than December 31, 2006, you will have returned to Akamai all Akamai documents (and any copies thereof) and property; you shall abide by the provisions of the Non-Competition, Non-Solicitation, Proprietary and Confidential Information and Developments Agreement that you signed when you began your employment at Akamai (the "NDA," the terms of which shall survive the signing of this Letter);

       (ii) for one (1) year immediately following the Separation Date, you shall not, directly or indirectly, solicit, induce or attempt to influence any employee of Akamai to terminate his or her employment with Akamai;


       (iii) a breach of this Section 3 shall constitute a material breach of this Letter and, in addition to any other legal or equitable remedy available to Akamai, shall entitle Akamai to recover any monies paid to you under Section 2 of this Letter. You also acknowledge that the provisions of this Section 3 are reasonable and necessary to protect Akamai's business interests, and further that your breach of the covenants set forth in this Section 3 would constitute a material breach of the Letter, that Akamai would suffer substantial irreparable harm and that Akamai would not have an adequate remedy at law for such breach. Therefore, in recognition of these acknowledgements, you agree that in the event of a breach of any of these covenants, in addition to such other remedies as Akamai may have at law, Akamai, without posting any bond, shall be entitled to obtain, and you agree not to oppose, and to waive all defenses to, a request for equitable relief in the form of specific performance or temporary, preliminary or permanent injunctive relief, or any other equitable remedy which then may be available. The seeking of such injunction or order shall not affect Akamai's right to seek and obtain damages or other equitable relief on account of any such actual or threatened breach. You further acknowledge and agree to enforcement of these covenants under the laws of and in the Commonwealth of Massachusetts, where Akamai maintains its worldwide headquarters, where all personnel and benefit plans are administered, documents




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November 22, 2005
Page 3




maintained, where this Letter has been executed by you and Akamai, and where witnesses and documents relating to any dispute would be primarily located.

       4. FUTURE COOPERATION. You agree that you shall cooperate fully with Akamai in connection with any matter or event relating to your employment or events that occurred during your employment, including, without limitation, in the defense or prosecution of any existing claims or actions, and any claims or actions not in existence or which may be brought or threatened in the future against or on behalf of Akamai, including any claims or actions against its officers, directors and employees. Your cooperation in connection with such matters, actions and claims shall include, without limitation, being available, upon reasonable notice, to meet with Akamai regarding matters in which you have been involved, and any contract matters or audits; to prepare for any proceeding (including, without limitation, depositions, consultation, discovery or trial); to provide affidavits; to assist with any audit, inspection, proceeding or other inquiry; and to act as a witness in connection with any litigation or other legal proceeding affecting Akamai. You shall be reimbursed for actual and reasonable out-of-pocket expenses incurred in providing such cooperation under this Section. You further agree that should you be contacted (directly or indirectly) by any person or entity (for example, by any party representing an individual or entity) adverse to Akamai, you shall promptly notify the General Counsel at Akamai.

       5. RELEASE OF CLAIMS. You hereby agree and acknowledge that by signing this letter and accepting the Retirement Benefits to be provided to you, and other good and valuable consideration provided for in this Letter, you are waiving your right to assert any form of legal claim against Akamai whatsoever for any alleged action, inaction or circumstance existing or arising from the beginning of time through the effective date of this Letter. Your waiver and release herein is intended to bar any form of legal claim, charge, complaint or any other form of action (jointly referred to as "Claims") against Akamai seeking any form of relief including, without limitation, equitable relief (whether declaratory, injunctive or otherwise), the recovery of any damages or any other form of monetary recovery whatsoever (including, without limitation, back pay, front pay, compensatory damages, emotional distress damages, punitive damages, attorneys fees and any other costs) against Akamai, for any alleged action, inaction or circumstance existing or arising through the effective date of this Letter.

       Without limiting the foregoing general waiver and release, you specifically waive and release Akamai from any Claim arising from or related to your employment relationship with Akamai or the termination thereof, including, without limitation:

      ** Claims under any state or federal discrimination, fair employment practices or other employment related statute, regulation or executive order (as they may have been amended through the Separation Date) prohibiting discrimination or harassment based upon any protected status including, without limitation, race, national origin, age, gender, marital status, disability, veteran status or sexual orientation. Without limitation, specifically included in this paragraph are any Claims arising under the federal Civil Rights Acts of 1866 and 1871, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the Americans With Disabilities Act, the Age Discrimination in Employment Act, the Older Workers Benefits Protection Act, and any similar state statute.

      ** Claims under any other state or federal employment related statute, regulation or executive order (as they may have been amended through the Separation Date) relating to wages, hours or any other terms and conditions of employment. Without limitation, specifically included in this




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November 22, 2005
Page 4


         paragraph are any Claims arising under the Fair Labor Standards Act, the Family and Medical Leave Act of 1993, the National Labor Relations Act, the Employee Retirement Income Security Act of 1974, the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) and any similar state statute, including any applicable payment of wages statutes.

      ** Claims under any state or federal common law theory including, without limitation, wrongful discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of a covenant of good faith and fair dealing, violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation, deceit, fraud or negligence.

      ** Any other Claim arising under state or federal law.

       Notwithstanding the foregoing, this section does not release Akamai from any obligation expressly set forth in this Letter. You acknowledge and agree that, but for providing this waiver and release, you would not be receiving the Retirement Benefits being provided to you under the terms of this Letter. You further agree that on the Separation Date, you will sign and deliver to the Company a General Release and Waiver of All Claims, in the form attached hereto, by which you waive and release any and all claims arising between the effective date of this Letter and the Separation Date.

       BECAUSE YOU ARE OVER FORTY (40) YEARS OF AGE, YOU HAVE SPECIFIC RIGHTS UNDER THE OLDER WORKERS BENEFITS PROTECTION ACT, WHICH PROHIBITS DISCRIMINATION ON THE BASIS OF AGE, AND YOU ARE ADVISED THAT THE RELEASES SET FORTH IN THIS SECTION ARE INTENDED TO RELEASE ANY RIGHT THAT YOU MAY HAVE TO FILE A CLAIM AGAINST AKAMAI ALLEGING DISCRIMINATION ON THE BASIS OF AGE.

       It is Akamai's desire and intent to make certain that you fully understand the provisions and effects of this Letter. To that end, you have been encouraged and given the opportunity to consult with legal counsel for the purpose of reviewing the terms of this Letter. Akamai is providing you with twenty-one (21) days (until December 14, 2005) in which to consider and accept the terms of this Letter by signing below and returning it to me at Akamai Technologies, Inc., 8 Cambridge Center, Cambridge, MA 02142.

       6. ENTIRE AGREEMENT/SUCCESSORS/CHOICE OF LAW/ENFORCEABILITY. You acknowledge and agree that, with the exception of the NDA, this Letter supersedes any and all prior or contemporaneous oral and/or written agreements between you and Akamai, and sets forth the entire agreement between you and Akamai with respect to the subject matter herein. No variations or modifications hereof shall be deemed valid unless reduced to writing and signed by the parties hereto. This Letter will be binding upon and inure to the benefit of the parties and their respective heirs, successors and assigns. This Letter shall be deemed to have been made in the Commonwealth of Massachusetts, shall take effect as an instrument under seal within Massachusetts, and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to conflict of law principles. You agree that any action, demand, claim or counterclaim relating to the terms and provisions of this Letter, or to its breach, shall be commenced in Massachusetts in a court of competent jurisdiction, and you further acknowledge that venue for such actions shall lie exclusively in Massachusetts and that material witnesses and documents would be located in Massachusetts. The provisions of this letter are severable, and if for any reason any part hereof shall be found to be unenforceable, the remaining provisions shall be enforced





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November 22, 2005
Page 5



in full. Both parties further agree that any action, demand, claim or counterclaim shall be resolved by a judge alone, and both parties hereby waive and forever renounce the right to a trial before a civil jury.

       By executing this Letter, you are acknowledging that you have been afforded sufficient time to understand the terms and effects of this letter, that your agreements and obligations hereunder are made voluntarily, knowingly and without duress, and that neither Akamai nor its agents or representatives have made any representations inconsistent with the provisions of this letter.

       If the foregoing correctly sets forth our understanding, please sign, date and return both signed copies of this letter to me at Akamai within twenty-one (21) days. One signed copy will be returned to you.



                                        Very truly yours,


                                        Akamai Technologies, Inc.

                                        By: /s/ Paul Sagan
                                            ------------------------------------
                                            Paul Sagan, President and CEO


                                        Dated: November 22, 2005

Confirmed, Agreed and Acknowledged:


/s/ Robert Cobuzzi
------------------------------
Robert Cobuzzi

Dated: December 6, 2005


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November 22, 2005
Page 6


                    GENERAL RELEASE AND WAIVER OF ALL CLAIMS


       Robert Cobuzzi, for good and valuable consideration, the sufficiency of which is hereby acknowledged, for her/himself and for her/his heirs, executors, administrators, estates, agents, servants, representatives, attorneys, insurers and assigns (collectively, the "Releasor"), hereby to the extent permitted by law, voluntarily, irrevocably and unconditionally releases and forever discharge Akamai Technologies, Inc. (the "Company"), its affiliated entities, its and their predecessor and successor organizations and assigns, and each of its and their present, former and future shareholders, directors, officers, employees, agents, servants, representatives, attorneys and insurers (collectively, the "Releasees"), from all actions, causes of action, suits, debts, sums of money, accounts, covenants, contracts, agreements, promises, damages, judgments, demands and claims whatsoever, whether known or unknown, suspected or unsuspected, in law or in equity, whether statutory or common law, whether federal, state, local or otherwise, which the Releasor now has, owns, or holds, or claims to have, own or hold, or which at any time heretofore, had owned or held, or claimed to have owned or held, or which the Releasor at any time hereafter may have, own, or hold, or claim to have, own or hold against each, or any or all of the Releasees, based upon, arising out of or in connection with any circumstances, matter or state of fact from the beginning of the world to the date of this General Release and Waiver of All Claims, including but not limited to claims arising out of or in any way related to Releasor's hiring or employment at the Company, or his resignation of, termination or retirement from that employment, or any related matters, including but not limited to claims arising under the Civil Rights Act of 1866, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act, the Older Workers Benefits Protection Act, the Family and Medical Leave Act of 1993, the Immigration Reform and Control Act of 1986, Fair Labor Standards Act, the National Labor Relations Act, the Employee Retirement Income Security Act of 1974, the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), and any and all similar Massachusetts or other state statutes, including any applicable payment of wages statutes, and all other claims, including but not limited to claims under any state or federal common law theory.

       THIS MEANS RELEASOR MAY NOT SUE THE COMPANY FOR ANY CURRENT OR PRIOR CLAIMS ARISING OUT OF HIS EMPLOYMENT WITH, RESIGNATION, TERMINATION OR RETIREMENT FROM THE COMPANY, INCLUDING ANY CLAIMS ALLEGING DISCRIMINATION ON THE BASIS OF AGE.

       Releasor represents that he understands the various claims he could have asserted under the laws set forth above; that he has read this Release carefully and understands all its provisions; that he understands that he has the right to and is advised to consult an attorney concerning this Release and in particular any waiver of rights he might have made under these laws; that the consideration received by Releasor is above and beyond the payments or benefits otherwise owed to him under the terms of his employment with the Company or required by law; that to the extent, if any, that he desired, he availed himself of this right.

       Releasor may rescind this Release if, within seven (7) days after he signs this Release, he delivers a notice of rescission to the General Counsel at Akamai. To be effective, such rescission must be hand delivered or postmarked within the seven (7) day period and sent by certified mail, return receipt requested, to General Counsel, Akamai Technologies, Inc., 8 Cambridge Center, Cambridge, MA 02142.




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November 22, 2005
Page 7


       IN WITNESS WHEREOF, Releasor has knowingly and voluntarily signed and sealed this Release on this ____ day of _____________, 2006.



                                            ------------------------------------
                                            Robert Cobuzzi